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                                                                    Exhibit 10.1

                                                               Execution Version

                           PATENT PURCHASE AGREEMENT

     This Patent Purchase Agreement, dated as of March 22, 1999, is by and among David P. Cook, an individual residing in Dallas, Texas ("Cook"), CustomTracks Corporation, a Texas Corporation ("CustomTracks"), and Petabyte Corporation, a Delaware corporation ("Petabyte"). Terms used herein with their initial letter capitalized but not defined herein shall have the meaning given such terms in that certain Stock Option Agreement, dated as of April 29, 1998, between Cook and CustomTracks.

     WHEREAS, Petabyte owns United States Patent Number 5,860,068, entitled "Method and System for Custom Manufacture and Delivery of a Data Product" and a related continuation application (collectively, the "Patent") and PCT Application, filed December 3, 1998, for which the Patent is the "parent" application (the "Foreign Patent Application").

     WHEREAS, pursuant to that certain Assignment (herein so called), effective May 14, 1998, by and between Cook, as assignor, and Petabyte, as assignee, Cook transferred to Petabyte all right, title, and interest in and to the Patent Rights (which includes the Patent and the Foreign Patent Application), the Technology, and the Marks (as such terms are defined in the Assignment);

     WHEREAS, pursuant to that certain Stock Purchase Agreement (herein so called), entered into as of May 14, 1998, Cook sold to CustomTracks 100% of the outstanding shares of Petabyte;

     WHEREAS, Petabyte desires to transfer to Cook the Patent and the Foreign Patent Application, while retaining a use license, on the terms and conditions stated herein;

     WHEREAS, the parties desire to amend the Assignment and Mr. Cook's employment agreement, as set forth in the forms of amendments attached hereto as Exhibit A and Exhibit B;
   -----------------------

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

1.  Patent Transfer; Marks; Patent License.  (a) Subject to the provisions of
--  --------------------------------------
the following Subsection (b), Petabyte hereby irrevocably assigns, sells, transfers, and conveys to Cook, Petabyte's entire right, title, and interest in and to the Patent and the Foreign Patent Application, the same to be now held and enjoyed by Cook for his own use and enjoyment, and for the use and enjoyment of his successors, assigns, or other legal representatives, to the end of the term or terms for which the Patent and any international patents that issue under the Foreign Patent Application are granted or reissued, as fully and entirely as the same would have been held and enjoyed by Petabyte if this assignment and sale had not been made, together with all claims for damages by reason of past infringement of said Patent and any such international patents, with the right to sue for and collect the same for his own use and behalf and for the use and behalf of his successors, assigns, and other legal representatives.

  Petabyte hereby reserves for the benefit of CustomTracks and its Affiliates, and Cook hereby grants to CustomTracks and its Affiliates, a royalty bearing (subject to the provisions of the following paragraph, worldwide, nonexclusive, nontransferable, nonsublicensable license under the Patent and any international patents that may issue under the Foreign Patent Application to make, have made, use, sell, import, offer for sale, lease, or otherwise transfer any product, apparatus, composition of matter and/or article of manufacture and to practice or have practiced for the benefit of CustomTracks and its Affiliates any method claimed in the Patent and such international patents. "Affiliate" shall have the meaning given such term in that certain AMTC Corporation Stock Option Agreement, effective as of April 29, 1998, between AMTC Corporation and Cook (the "Option Agreement"). With the consent of Cook, an Affiliate of CustomTracks shall continue to have the benefit of the license referred to in this paragraph after it ceases to be an "Affiliate" (such Affiliates are hereinafter referred to as "Former Affililates"); otherwise, the license shall expire when the Affiliate in question ceases to be an "Affiliate," as defined. This license that is reserved unto and conveyed to CustomTracks and its Affiliates does not include the right to assert patent infringement claims under the Patent or the international patents, which right is reserved unto and held by Cook.

     Section 4 of the Assignment establishes a royalty payment to be paid for the use of Patent Rights, Technology, and Marks. Subject to the provisions of the following sentence, Cook hereby waives the right to receive any royalties under Section 4 of the Assignment. Cook's right to receive royalties shall revive with respect to the use of the Patent Rights only and Cook shall be entitled to receive the royalties set forth in Section 4 of the Assignment with respect to the use of the Patent Rights only, as follows:

     .     With respect to the use of the Patent Rights by CustomTracks and its
Affiliates and Former Affiliates, upon Cook's separation from employment with the Company and its Affiliates.

     .     With respect to the use by a Material Subsidiary of the Patent
Rights, a Change of Control occurs with respect to a Material Subsidiary and the
                                                                         ---
Material Subsidiary continues to have the license referred to in the preceding paragraph.

     (b) Upon Cook's request, Petabyte will return to Cook ownership of the marks "CustomTracks" and "Petabyte," together with associated goodwill, if they are not then being used in the conduct of the business of CustomTracks or an Affiliate and there is no reasonably foreseeable use of them by CustomTracks or an Affiliate.

2.   Payments under Stock Purchase Agreement; Nominal Payment.  The parties
     --------------------------------------------------------
acknowledge that CustomTracks has paid to Cook $200,000 pursuant to the Stock Purchase Agreement. The parties agree that the Future Payments (as defined in the Stock Purchase Agreement) are hereby eliminated, and CustomTracks shall have no obligation to make any such Future Payments. CustomTracks hereby agrees to pay to a charity of Cook's choosing the amount of $50,000.

                                       2
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3.   Miscellaneous.
     -------------

     (a)   Notices.  All notices that are required or may be given pursuant to
           -------
the terms of this Agreement shall be in writing and shall be sufficient in all respects if given in writing and delivered personally or by a recognized courier service or by registered or certified mail, postage prepaid, to the parties at the following addresses:


     If to:  CustomTracks and Petabyte               If to:  David P. Cook

             CustomTracks Corporation
             13355 Noel Road                         13355 Noel Road
             Suite 1555                              Suite 1555
             Dallas, Texas  75240                    Dallas, Texas  75240
             Attn:  General Counsel                         or to
                                                     Cook's residence

     Notices shall be effective upon receipt. Any party to this Agreement may change the address for purposes of giving notice under this Agreement by giving notice of such change to the other party to this Agreement in accordance with this Subsection 3(a).

     (b)   Attorneys' Fees and Costs.  In the event that attorneys' fees or
           -------------------------
other costs are incurred to secure performance of any of the obligations in this Agreement provided for, or to establish damages for the breach thereof or to obtain any other appropriate relief, whether by way of prosecution or defense, the prevailing party shall be entitled to recover reasonable attorneys' fees and costs incurred therein.

     (c)   Further Assurances.  Each party to this Agreement agrees to execute
           ------------------
any and all documents and to perform such other acts as may be necessary or expedient to further the purposes of this Agreement and the transactions contemplated by this Agreement.

     (d)   Counterparts.  This Agreement may be executed in one or more
           ------------
counterparts for the convenience of the parties to this Agreement, all of which together shall constitute one and the same instrument.

     (e)   Entire Agreement.  This Agreement contains the entire understanding
           ----------------
of the parties relating to the subject matter contained in this Agreement and supersedes all prior written or oral and all contemporaneous oral agreements and understandings relating to the subject matter of this Agreement. This Agreement cannot be modified or amended except in writing signed by the party against whom enforcement is sought.

     (f)   Governing Law.  This Agreement shall be governed by, and construed
           -------------
and interpreted in accordance with, the substantive laws of the State of Texas without giving effect to any conflict-of-laws rule or principle that might result in the application of the laws of another jurisdiction.

                                       3
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     IN WITNESS WHEREOF, the parties to this Agreement have executed this
Agreement as of the date first above written.

                                             CUSTOMTRACKS CORPORATION


                                             /s/ Ronald A. Woessner
                                             ----------------------

                                             Its:  V.P.
                                                   ----------------

                                             Date: July 23, 1999
                                                   ----------------

                                             PETABYTE CORPORATION


                                             /s/ Ronald A. Woessner
                                             ----------------------

                                             Its:  V.P.
                                                   ----------------

                                             Date: July 23, 1999
                                                   ----------------



                                             /s/ David P. Cook
                                             ----------------------
                                             David P. Cook

                                             Date: July 23, 1999

                                       4
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                                   Exhibit A
                                   ---------

                            AMENDMENT TO ASSIGNMENT

     This Amendment to Assignment, dated as of March 22, 1999, between David P. Cook ("Cook") and Petabyte Corporation, a Texas corporation ("Petabyte") hereby amends that certain Assignment, made and effective as of May 14, 1998 (the "Assignment"), between Cook and Petabyte.

     WHEREAS, Cook, Petabyte, and CustomTracks Corporation, a Texas corporation ("CustomTracks"), entered into that certain Patent Purchase Agreement (herein so called), dated as of March 22, 1999;

     WHEREAS, Section 5 of the Assignment conveys to Petabyte the specified rights to Inventions (as defined) useful in the Business (as defined);

     WHEREAS; CustomTracks is not currently actively pursuing the Business and, under applicable law, CustomTracks is entitled to certain rights with respect to inventions, copyrightable materials, and other intellectual property inspired by Cook that arise during the course of Cook's employment with CustomTracks;

     WHEREAS, in light of the foregoing, Section 5 of the Assignment is superfluous and the parties desire to amend the Assignment as set forth herein;

     In consideration of the premises and the mutual covenants contained herein and in the Patent Purchase Agreement, the parties agree as follows:

1. The first sentence of Section 4 of the Assignment is deleted and the second sentence thereof is amended in its entirety to read: "All manner of exploitation of the Technology and Patent Rights shall be in Petabyte's discretion, subject to the provisions of this Section 4.

2. The term "Patent Rights" for purposes only of Section 4 of the Assignment shall mean:

     "United States Patent Number 5,860,068, entitled 'Method and System for Custom Manufacture and Delivery of a Data Product,' any continuation applications related to such patent, and PCT Application, filed December 3, 1998, for which such United States patent is the 'parent' application."

As used elsewhere in the Assignment, the term "Patent Rights" shall have the meaning given it in Section 2 of the Assignment.


                                      A-1
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3.   The parties acknowledge that under Subsection 1(a) of the Patent Purchase
Agreement Cook has waived, upon the terms and conditions stated therein, the right to receive royalties under Section 4 of the Assignment.

4.   Section 5 is hereby deleted from the Assignment.

5. Other than as set forth herein, the Assignment remains in full force and effect as written.

     IN WITNESS WHEREOF, the parties to this Agreement have executed this Agreement as of the date first above written.

                                 PETABYTE CORPORATION


                                 -----------------------------------

                                 Its:  -----------------------------

                                 Date: -----------------------------


                                 -----------------------------------
                                 David P. Cook

                                 Date: -----------------------------

                                   Exhibit B

                       AMENDMENT TO EMPLOYMENT AGREEMENT

        This Amendment to Employment Agreement, dated as of March 22, 1999, between David P. Cook ("Employee") and CustomTracks Corporation (formerly Amtech Corporation), a Texas corporation (the "Company") hereby amends that certain Employment Agreement, effective as of April 29, 1998 (the "Employment Agreement"), between Employee and the Company.

        WHEREAS, Employee and Petabyte Corporation, a Delaware corporation, entered into that certain Amendment to Assignment (herein so called), dated as of March 22, 1999, which, inter alia, deletes Section 5 of that certain
                          ----- ----
Assignment, made and effective as of March 14, 1998;

        WHEREAS, in light of the foregoing, the parties desire to amend the Employment Agreement as provided herein;

        In consideration of the premises and the mutual covenants contained herein and in the Patent Purchase Agreement and the Amendment to Assignment, the parties agree as follows:

1. Section 6 of the Employment Agreement is amended by adding the following two sentences to the end thereof: "The parties agree that the ownership of intellectual property that is created, conceived, developed, and the like by Employee during the term of Employee's employment with the Company will be governed by applicable law. Employee will render to the Company such assistance as may be reasonably necessary to evidence and protect the ownership of its intellectual property. If such assistance is required after Employee's separation from employment with the Company, reasonable compensation will be paid to Employee for such assistance.

2. Other than as set forth herein, the Employment Agreement remains in full force and effect as written.

        EXECUTED, on the dates set forth below, to be effective as of the date first set forth above.

                                        CUSTOMTRACKS CORPORATION


                                        --------------------------------

                                        Date:
                                             ---------------------------

                                        --------------------------------
                                        David P. Cook


                                        Date:
                                             ---------------------------

                                      B-1